For Immediate Release

Strategy International Insurance Group, Inc Announces
Regulatory Approval of $518 Million of Capital

- Approval Allows Strategy’s Wholly-Owned Subsidiary Strategy Insurance Limited to reinstitute its full line of insurance products -

Toronto, Ontario (June 7 2006) - Strategy International Insurance Group, Inc. (OTCBB: SGYI), through its wholly-owned subsidiary, Strategy Insurance Limited (“Strategy Insurance”), a provider of specialty lines of insurance, reinsurance and structured risk underwriting focusing on niche markets, announced today it has received written approval from the Office of the Supervisor of Insurance and Pensions of Barbados confirming that its recently completed issuance of Series D Preferred Stock valued at 518 million “constitutes valid capitalization for the determination of the margin of solvency” of Strategy Insurance Limited. The license and approval is reviewed annually at the end of each calendar year.

The approval allows the Company to immediately reinstitute its full line of insurance products, facilitating the support of its business plan. As outlined in the Company’s most recent quarterly report for the quarter ended January 31, 2006 filed on Form 10-QSB with the Securities and Exchange Commission, the Company had total shareholders’ equity of $ 506,524,914 including the Series D Preferred. As of January 31, 2006, the Company had 64,227,503 shares of common stock issued and outstanding.

The increased stockholders’ equity was a result of the Company’s wholly-owned subsidiary, Strategy Holding, concluding the previously announced capital investment transaction. A complete description of the transaction is outlined in the Company’s most recent quarterly report filed on Form 10-QSB filed with the Securities and Exchange Commission.

Commenting on the announcement, Stephen Stonhill, CEO of Strategy, stated, “We have been keenly awaiting this approval from the Barbados Supervisor of Insurance and Pensions. The completion of the issuance of Series D Preferred Stock and it’s approval as regulatory capital allows us to begin closing on underwriting transactions that have been backlogged in our new business pipeline for some time. We anticipate closing on a number of these transactions in the coming weeks.”

Commenting on the announcement, Louis Lettieri, CFO of Strategy, stated, “We have experienced a series of challenging events over the past twelve months - but with our regulatory capital now strengthened, the future looks extremely promising for the Company. We are optimistic in our ability to close on meaningful transactions that will solidify our book of insurance business.”

About Strategy International Insurance Group, Inc.
Strategy International Insurance Group, Inc., (http://www.sgyi.com) a Texas corporation, is a publicly traded holding company for a group of financial service companies that are located throughout the world. Strategy Holding Company Limited, a wholly-owned subsidiary is the parent company for a group of insurance related organizations whose operating subsidiaries include Strategy Insurance Limited of Barbados, Strategy Insurance (Canada) Limited Forest Re Limited and Strategy Underwriting Agency Limited. Strategy Holding Company Limited owns all of the insurance operations of which the key operating insurance company is Strategy Insurance Limited. Strategy Insurance Limited was incorporated in Barbados on December 23, 2003 and was granted a license under the Barbados Exempt Insurance Act on March 25, 2004. Strategy Insurance Limited is Strategy International Insurance Group, Inc.’s key operating insurance company.

Forward-Looking Statement
Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "Forward Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward Looking Statements may be identified by words including "anticipate", "await", "envision", "foresee", "aim at", "believe", "intends", "estimates" including without limitation, those relating to the company’s future business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the Forward Looking Statements. Readers are directed to the company’s filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the company’s business and results of operations.

Exchange Act of 1934, as amended. Forward Looking Statements may be identified by words including "anticipate", "await", "envision", "foresee", "aim at", "believe", "intends", "estimates" including without limitation, those relating to the company’s future business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the Forward Looking Statements. Readers are directed to the company’s filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the company’s business and results of operations.

Investor Contact:

Patti Cooke